EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement pertaining to the LifePoint Hospitals, Inc. 2013 Long-Term Incentive Plan of our report dated February 15, 2013, with respect to the consolidated financial statements of LifePoint Hospitals, Inc. and the effectiveness of internal control over financial reporting of LifePoint Hospitals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
July 29, 2013